Exhibit 1(vii) under Form N-1A
                                       Exhibit 3(a) under Item 601/Reg. S-K
                         FEDERATED MUNICIPAL TRUST

                              Amendment No. 8
                                    to
                           DECLARATION OF TRUST
                          Dated September 1, 1989

     THIS Declaration of Trust is amended as follows:

     A. Strike the first paragraph of Section 5 of Article III and substitute in its place the following:

          `Section 5.  Establishment and Designation of Series or Class.

               Without limiting the authority of the Trustees set forth in
          Article XII, Section 8, inter alia, to establish and designate any additional Series of Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be and are established and designated as:

            Connecticut Municipal Cash Trust
               Institutional Service Shares
               Cash Series Shares

            Massachusetts Municipal Cash Trust
               Institutional Service Shares

            Minnesota Municipal Cash Trust
               Institutional Shares
               Cash Series Shares

            New Jersey Municipal Cash Trust
               Institutional Service Shares
               Cash Series Shares

            Ohio Municipal Cash Trust
               Institutional Shares
               Cash II Shares

            Pennsylvania Municipal Cash Trust
               Institutional Service Shares
               Cash Series Shares

     The undersigned Assistant Secretary of Federated Municipal Trust hereby certifies that the above stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Trustees of the Trust by unanimous consent on the 11th day of February, 1992.

     WITNESS the due execution hereof this 13th day of February 1992.

                              /s/ G. Andrew Bonnewell
                              G. Andrew Bonnewell
                              Assistant Secretary